          As filed with the Securities and Exchange Commission on July 1, 1999
                                                Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                   ETOYS INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                    95-4633006
    (State of incorporation)               (I.R.S. Employer Identification No.)

                        3100 OCEAN PARK BLVD., SUITE 300
                             SANTA MONICA, CA 90405
                    (Address of principal executive offices)

                                ----------------

                         BabyCenter, Inc. 1997 Stock Plan
                            (Full title of the Plan)

                                ----------------

                                 EDWARD C. LENK
                                PRESIDENT AND CEO
                                   ETOYS INC.
                        3100 OCEAN PARK BLVD., SUITE 300
                             SANTA MONICA, CA 90405
                                 (310) 664-8100
(Name, address and telephone number, including area code, of agent for service)

                                ----------------
                                    Copy to:

                               Amy Elizabeth Paye
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                               Page 1 of 9 Pages
                            Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

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                         CALCULATION OF REGISTRATION FEE
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

                                                                  Proposed Maximum    Proposed Maximum     Amount of
                                            Maximum Amount to      Offering Price        Aggregate       Registration
  Title of Securities to be Registered       be Registered(1)        Per Share         Offering Price         Fee
------------------------------------------ --------------------- ------------------- ------------------- --------------
BabyCenter, Inc. 1997 Stock Plan
   Common Stock,
   $0.0001 par value.....................     2,716,676 Shares         $5.86(2)         $15,919,721.36      $4,425.68

------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which is effected without the receipt of consideration and results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on May 20, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b)      Not Applicable.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") on April 5, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of the date of this Registration Statement, certain directors and attorneys of Venture Law Group and two investment partnerships affiliated with Venture Law Group beneficially own an aggregate of 80,224 shares of the Company's Common Stock.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         The Registrant's Restated Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

         The Registrant intends to enter into agreements which indemnify its directors and executive officers. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

                   Exhibit
                   Number
                   -------

                   5.1       Opinion of Venture Law Group, A Professional
                             Corporation.
                   23.1      Consent of Venture Law Group, A Professional
                             Corporation (included in Exhibit 5.1).
                   23.2      Consent of Independent Auditors.
                   24.1      Powers of Attorney (see p. 6).

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Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, eToys Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this July 1, 1999.

                                  eToys Inc.

                                  By:     /s/ Edward C. Lenk
                                         ------------------------------------
                                          Edward C. Lenk
                                          President, Chief Executive Officer
                                          and Uncle of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward C. Lenk and Steven J. Schoch, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                     Title                                Date
               ---------                                     -----                                ----
/s/ Edward C. Lenk                        President, Chief Executive Officer and             July 1, 1999
------------------------------------       Uncle of the Board  (Principal Executive
Edward C. Lenk                             Officer)

/s/ Steven J. Schoch                      Chief Financial Officer (Principal                 July 1, 1999
------------------------------------       Financial and Accounting Officer)
Steven J. Schoch

/s/ Matthew Glickman                      Director                                           July 1, 1999
------------------------------------
Matthew Glickman

/s/ Peter C.M. Hart                       Director                                           July 1, 1999
------------------------------------
Peter C.M. Hart

/s/ Tony Hung                             Director                                           July 1, 1999
------------------------------------
Tony Hung

/s/ Michael Moritz                        Director                                           July 1, 1999
------------------------------------
Michael Moritz

/s/ Daniel Nova                           Director                                           July 1, 1999
------------------------------------
Daniel Nova


                               INDEX TO EXHIBITS


   Exhibit                                                                      Page
   Number                                                                        No.
   -------                                                                      ----
     5.1       Opinion of Venture Law Group, a Professional Corporation           8

    23.1       Consent of Venture Law Group, a Professional Corporation           8
               (included in Exhibit 5.1).

    23.2       Consent of Independent Auditors.                                   9

    24.1       Powers of Attorney (see p. 6).                                     6
